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                          FIRST EAGLE SOGEN FUNDS, INC.

                             ARTICLES SUPPLEMENTARY


         First Eagle SoGen Funds, Inc., a Maryland corporation having its principal offices in New York City, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                             ARTICLES SUPPLEMENTARY

              The charter of First Eagle SoGen Funds, Inc. (the "Corporation") is hereby amended as follows:

              FIRST: Immediately prior to the adoption and filing of these Articles Supplementary, the number of authorized shares of stock of the Corporation was three billion five hundred million (3,500,000,000) shares having a par value of one tenth of one cent ($0.001) per share and an aggregate par value of three million five hundred thousand dollars ($3,500,000). These authorized shares were designated and classified as follows: (1) two hundred million (200,000,000) shares were designated and classified as First Eagle SoGen Global Fund Class A Common Stock; (2) three hundred million (300,000,000) shares were designated and classified as First Eagle SoGen Global Fund Class I Common Stock; (3) two hundred million (200,000,000) shares were designated and classified as First Eagle SoGen Global Fund Class C Common Stock; (4) two hundred million (200,000,000) shares were designated and classified as First Eagle SoGen Overseas Fund Class A Common Stock; (5) two hundred million (200,000,000) shares were designated and classified as First Eagle SoGen Overseas Fund Class I Common Stock; (6) two hundred million (200,000,000) shares were designated and classified as First Eagle SoGen Overseas Fund Class C Common Stock; (7) two hundred million (200,000,000) shares were designated and classified as First Eagle SoGen Gold Fund Common Stock;
         (8) two hundred million (200,000,000) shares were designated and classified as First Eagle U.S. Value Fund Class A Common Stock; (9) two hundred million (200,000,000) shares were designated and classified as First Eagle U.S. Value Fund Class I Common Stock; (10) two hundred million



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         (200,000,000) shares were designated and classified as First
         Eagle U.S. Value Fund Class C Common Stock; and (11) one billion four hundred million (1,400,000,000) shares remained undesignated and unclassified.

              SECOND: The Board of Directors of the Corporation, at a meeting duly convened and held on September 10, 2002, adopted these Articles of Amendment designating and classifying a series of shares of the Corporation as the First Eagle Fund of America, as follows: two hundred million (200,000,000) shares as First Eagle Fund of America Class Y Common Stock, two hundred million (200,000,000) shares as First Eagle Fund of America Class C Common Stock and two hundred million (200,000,000) shares as First Eagle Fund of America Class A Common Stock.

              THIRD: As amended hereby, until such time as the Board of Directors shall provide otherwise in accordance with paragraph (f) of article FIFTH of the Corporation's Articles of Incorporation, the three billion five hundred million (3,500,000,000) authorized shares of the Corporation's capital stock are designated and classified as follows:
         (1) two hundred million (200,000,000) shares are designated and classified as First Eagle SoGen Global Fund Class A Common Stock; (2) three hundred million (300,000,000) shares are designated and classified as First Eagle SoGen Global Fund Class I Common Stock; (3) two hundred million (200,000,000) shares are designated and classified as First Eagle SoGen Global Fund Class C Common Stock; (4) two hundred million (200,000,000) shares are designated and classified as First Eagle SoGen Overseas Fund Class A Common Stock; (5) two hundred million (200,000,000) shares are designated and classified as First Eagle SoGen Overseas Fund Class I Common Stock; (6) two hundred million (200,000,000) shares are designated and classified as First Eagle SoGen Overseas Fund Class C Common Stock; (7) two hundred million (200,000,000) shares are designated and classified as First Eagle SoGen Gold Fund Common Stock; (8) two hundred million (200,000,000) shares are designated and classified as First Eagle U.S. Value Fund Class A Common Stock; (9) two hundred million (200,000,000) shares are designated and classified as First Eagle U.S. Value Fund Class I Common Stock; (10) two hundred million (200,000,000) shares are designated and classified as First


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         Eagle U.S. Value Fund Class C Common Stock; (11) two hundred million
         (200,000,000) shares are designated and classified as First Eagle Fund of America Class Y Common Stock; (12) two hundred million (200,000,000) shares are designated and classified as First Eagle Fund of America Class C Common Stock; (13) two hundred million (200,000,000) shares are designated and classified as First Eagle Fund of America Class A Common Stock; and (14) eight hundred million (800,000,000) shares remain undesignated and unclassified. The Board of Directors' power to designate and redesignate or classify and reclassify any unissued shares of equal stock is not changed hereby.

         The foregoing amendment to such Articles Supplementary of the Corporation was approved by a majority of the entire Board of Directors of the Corporation.

         The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

         IN WITNESS WHEREOF, First Eagle SoGen Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, Robert Bruno, and attested by its Assistant Secretary, Suzan J. Afifi, on the 18th day of December, 2002.

ATTEST:                                           FIRST EAGLE SOGEN FUNDS, INC.


/s/ Suzan J. Afifi                                /s/ Robert Bruno
---------------------------                       ------------------------------
Suzan J. Afifi                                    Robert Bruno
Vice and President and Assistant Secretary        Vice President, Secretary and Treasurer



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